Exhibit 21.1

WWE SUBSIDIARIES

(All subsidiaries are wholly-owned, directly or indirectly, except where indicated)

TSI Realty Company (a Delaware corporation)

Event Services, Inc. (a Delaware corporation)

WWE Studios, Inc. (a Delaware corporation)

     - WWE Films Development, Inc. (a Delaware corporation)

          - WWE Studios Production, Inc. (a Delaware corporation) (f/k/a WWE Animation, Inc.)

          - WWE TE Productions, Inc. (a Delaware corporation)

          - Marine Productions Australia Pty Limited (an Australia corporation)

          - Barricade Productions Inc. (a British Columbia corporation)

          - Marine 3, LLC (a Louisiana limited liability company)

     - WWE LH Productions, Inc. (a Delaware corporation)

WWE Properties International, Inc. (a Delaware corporation)

     - XFL, LLC (50 percent owned)

WWE Japan LLC (a Japanese limited liability company)

WWE Australia Pty Limited (an Australia limited liability company)

World Wrestling Entertainment (International) Limited (a UK corporation)

World Wrestling Entertainment Canada, Inc. (a Canadian corporation)